EXHIBIT 10.63


This instrument prepared by (and return to):
         Edward W. Vogel III
         HOLLAND & KNIGHT LLP
         92 Lake Wire Drive
         P. O. Box 32092
         Lakeland, FL  33802-2092


                         MORTGAGE AND SECURITY AGREEMENT


                                                         FOR RECORDER'S USE ONLY


                  This is a Mortgage and Security Agreement dated as of the 1st day of November, 1997, executed by Exactech, Inc., a Florida corporation, 4613 NW 6th Street, Gainesville, Florida 32609-1781, as Mortgagor, and delivered to SunTrust Bank, North Central Florida, 411 North Main Street, Gainesville, Florida 32601, as Mortgagee.

                  1. DEFINITIONS. The Mortgagor and the Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms. Unless defined below, all terms used herein in capitalized form shall have the meanings ascribed to those terms by the Agreement, as that term is hereinafter defined.

                  "Agreement" means the Letter of Credit Agreement dated as of November 1, 1997 between the Mortgagor (therein designated the "Company") and the Mortgagee (therein designated the "Bank").

                  "Aggregate Removal Amount" means $200,000.

                  "Annual Removal Amount" means $25,000.

                  "Bond Documents" means the Bonds, the Agreement, this Mortgage, and any other document executed and delivered in order to carry out the intent of each and all of the foregoing.

                  "Bonds" means the City of Gainesville, Florida Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997 originally issued in the principal amount of $3,900,000.



No intangible taxes or documentary stamp taxes are due hereon pursuant to Sections 159.31 and 159.50, Florida Statutes.

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                  "Collateral" means all machinery, equipment, furniture and fixtures now or hereafter owned by the Mortgagor of every kind and description that is either located on the Mortgaged Property or purchased with the proceeds of the Bonds.

                  "Indebtedness" means the Indebtedness secured by this Mortgage consisting of (i) all existing and future obligations of the Mortgagor pursuant to this Mortgage and the Agreement, including without limitation, the Mortgagor's obligations under all of the provisions of paragraph 3 of the Agreement; and (ii) all of the Mortgagor's obligations to the Mortgagee under any other loan agreement or extensions of credit by the Mortgagee to the Mortgagor.

                  "Letter of Credit" means the Irrevocable Letter of Credit dated November 13, 1997, issued by the Mortgagee to secure the Bonds, as the same may be hereafter amended, and any successor or substitute letter of credit.

                  "Maximum Principal Indebtedness" means the Indebtedness in the amount of the Letters of Credit, together with future advances that may be secured hereby, but in no event to exceed $10,000,000.

                  "Mortgage" means this Mortgage and Security Agreement.

                  "Mortgaged Property" means the Mortgagor's interest in the Project Site, the buildings, fixtures, furnishings, and improvements now or hereafter thereon, the Collateral, including the Project as herein defined, and all rents, receipts, issues, profits, proceeds (including insurance proceeds and condemnation awards) and products thereof, and all substitutions therefor or renewals or replacements thereof, together with all property described in
Section 2 hereof.

                  "Mortgagee" means SunTrust Bank, North Central Florida, and its successors or assigns or any other entity issuing a Letter of Credit to secure the Bonds.

                  "Mortgagee's Address" means 411 North Main Street, Gainesville, Florida 32601.

                  "Mortgagor" means Exactech, Inc., a Florida corporation.

                  "Mortgagor's Address" means 4613 NW 6th Street, Gainesville, Florida 32609-1781.

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                  "Permitted Encumbrances" means and shall include the
following:

                  (a) those liens, charges and encumbrances listed in Exhibit "C" attached hereto to which the Mortgagor's title to the Project Site or the Project is subject;

                  (b) liens for taxes and special assessments not delinquent or which are being contested in good faith by or on behalf of the Mortgagor in accordance with the terms and provisions of Section 15 hereof;

                  (c) mechanic's, workmen's, repairmen's or carrier's liens or other similar liens, provided that the same shall be discharged by the Mortgagor in the ordinary course of business and without undue delay or the validity of the same shall be contested in good faith by or on behalf of the Mortgagor in accordance with the provisions of Section 15 hereof; and

                  (d) the Agreement and the documents contemplated hereby, including this Mortgage.

                  "Project" means, collectively, the structures, fixtures, improvements and equipment described in Exhibit "A" attached hereto, to be located on the Project Site, together with all substitutions therefor or renewals or replacements thereof, as they may exist at any time.

                  "Project Site" means the real property in Orange County, Florida described in Exhibit "B" attached hereto, together with all easements and rights of way and other rights or interests pertaining thereto.

                  2. MORTGAGE. In consideration of the premises and in order to secure the Indebtedness and the performance and observance of all the provisions of the Agreement and this Mortgage, the Mortgagor hereby mortgages, grants, bargains, sells, liens, remises, releases, conveys, assigns, transfers, hypothecates, pledges, delivers, sets over, warrants and confirms to the Mortgagee the following described real and personal property, rights, titles, interests and estates:

                  (a) The Mortgaged Property, including, but not limited to, the Project Site, the Project and all structures, buildings, improvements, machinery, furnishings, equipment, fixtures, and other tangible personal property constituting part of the Project, and all components and parts thereof, the electrical, heating, cooling, ventilating, gas distribution, compressed air, air conditioning, water, sewer and waste disposed, elevator and sprinkler systems incorporated into the Project, and

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         all fixtures and improvements described in Exhibit "A" hereto, together with all substitutions therefor or renewals or replacements thereof or accessions thereto, whether now existing or hereafter arising, and all architectural plans and drawings, all building permits and other permits and construction contracts used in and about the Project, the property described in paragraph 7 hereof, and the proceeds of any of the foregoing.

                  (b) Any and all rights and appurtenances belonging, incident or appertaining to said real property, improvements, fixtures, machinery, furnishings, equipment and other personal property described in subparagraph (a) above, or any part thereof.

                  (c) Any and all rights of the Mortgagor under any leases or subleases of or use agreements related to the Mortgaged Property, heretofore or hereafter entered into, and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder pursuant to said leases, subleases, or use agreements, and all rents, issues, proceeds and profits accruing from conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards. From and after an Event of Default, the Mortgagor does hereby empower and authorize the Mortgagee, or its agents or attorneys, to collect, sue for, settle or compromise all of the rents that may become due under any lease or sublease pertaining to the Mortgaged Property and avail themselves of and pursue all remedies for the enforcement of any such lease or sublease as the Mortgagor might have pursued but for this Mortgage.

                  TO HAVE AND TO HOLD, the same unto Mortgagee.

                  PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagees all Indebtedness secured hereby at the times and in the manner stipulated under the Agreement, then this Mortgage, and all the properties, interests and rights hereby granted, conveyed and assigned shall cease and be void, but shall

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otherwise remain in full force and effect.

                  3. SECURED INDEBTEDNESS; FUTURE ADVANCES; MAXIMUM AMOUNT AND TIME. This Mortgage shall secure the Indebtedness as specified above, and such future advances, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as is such future advances were made on the date of execution of this Mortgage. The total amount of Indebtedness secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the Maximum Principal Indebtedness, plus (i) interest thereon, (ii) any disbursements made for the payment of taxes, levies and insurance on the Mortgaged Property, and (iii) payments made for repair, maintenance, protection or preservation of the Mortgaged Property. This Mortgage shall not secure any future advances made more than twenty (20) years from the date hereof.

                  4. PERFORMANCE AND PAYMENT. Taking into account all grace and cure periods, if any, the Mortgagor shall perform, observe and comply with all of its obligations under each of the Bond Documents, and shall pay or cause to be paid all Indebtedness, including, without limitation, all and singular the principal of, premium, if any, and interest on and other sums of money payable under the Agreement and shall pay or cause to be paid all other sums secured hereby promptly on the days respectively the same severally become due, whether in due course or upon acceleration.

                  5. TITLE COVENANTS. The Mortgagor covenants that the Mortgaged Property is free from all encumbrances, other than Permitted Encumbrances, that lawful seisin of and good right to encumber the Mortgaged Property is vested in the Mortgagor, and that the Mortgagor hereby fully warrants the title to the Mortgaged Property and will defend the same against the lawful claims of all persons whomsoever. The mortgage and security interest granted to Mortgagee herein is senior to all obligations except Permitted Encumbrances.

                  6. CONDITIONS TO CHANGES IN PROPERTY. The right of the Mortgagor to make any material changes to the Mortgaged Property in the manner hereinafter provided is expressly subject to the condition that such changes will not impair the structural soundness, usefulness or market value of the Mortgaged Property or significantly alter the character or purpose or detract from the operating efficiency of the Mortgaged Property, impair its revenue-producing capacity, or otherwise materially and adversely affect its operation or otherwise materially and adversely affect the

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purposes of this Mortgage and, to the extent that such changes will modify the nature, scope or purpose of the Project, the Mortgagor must obtain consent of the Mortgagee and shall deliver to the Mortgagee (i) a certificate of an independent architect that such change will not materially alter or generally change the character of the Project as improvements to land and a capital project under the Internal Revenue Code of 1986, as amended, and a "project" within the meaning of Part II of Chapter 159, Florida Statutes, and (ii) an opinion addressed to the Mortgagee of counsel nationally recognized on the subject of municipal bonds or other counsel acceptable to the Mortgagee, that such changes will not result in the interest on the Bonds becoming included in gross income for federal income tax purposes.

                  7. AFTER-ACQUIRED PROPERTY. All buildings, structures, improvements, fixtures, furnishings, machinery, equipment or other property now or hereafter acquired, constructed or installed, whether or not financed with the proceeds of the Bonds, on the Project Site, and all substitutions or replacements for or accessions to such property, are subject to the terms and conditions of this Mortgage and the security interest created hereby.

                  8. REMOVAL FREE OF NOTICE. The Mortgagor may, from time to time at its own cost and expense, without notice to and without obtaining the approval of the Mortgagee and free of any obligation to make any replacement thereof, demolish, remove or dispose of any structure, fixture or other improvements now or hereafter existing as part of the Mortgaged Property, provided the fair market value of the property so demolished or removed at the time of its demolition or removal does not exceed the Annual Removal Amount in any one fiscal year or the Aggregate Removal Amount in the aggregate during the term of this Mortgage, and the conditions of paragraph 6 hereof, which may require the Mortgagee's approval, are complied with, and such property thereafter shall not constitute a part of the Mortgaged Property. The Mortgagee shall, at the Mortgagor's written request, join in the execution of any instruments necessary to release the lien on such property created by this Mortgage.

                  9. REMOVAL WITH NOTICE; REPLACEMENTS AND SUBSTITUTIONS SUBJECT TO MORTGAGE. If the Mortgagor in its sole discretion determines that any personal property constituting a part of the Mortgaged Property has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary and if the conditions of paragraph 6 hereof are complied with, the Mortgagor may give written notice thereof to the Mortgagee, and the Mortgagor may then remove such property from the Mortgaged Property and may, to the


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extent permitted by law, sell, trade in, exchange or otherwise dispose of same, in whole or in part, provided that the Mortgagor shall, at its own cost and expense, acquire, construct or install replacement or substitute personal property having a fair market value and usefulness to the operations of the Mortgaged Property (but not necessarily the same function) at least equal to the fair market value and usefulness, prior to demolition, removal or disposal, of the property demolished, removed or disposed of, and provided further, however, that all such real property, structures, fixtures or other improvements constructed or installed in replacement or substitution thereof shall be free of all liens and encumbrances, other than Permitted Encumbrances, and shall become a part of the Mortgaged Property. The Mortgagee shall, at the Mortgagor's written request, join in the execution of any instruments necessary to release the lien created by this Mortgage on property permitted to be released by this Section.

                  10. COVENANT AGAINST UNAUTHORIZED REMOVAL. Except as otherwise provided above or as permitted by the Agreement, the Mortgagor shall not remove, sell, transfer, convey, lease or otherwise dispose of any of the Mortgaged Property or any part thereof.

                  11. NO ABATEMENT OF OBLIGATIONS. The sale, demolition, substitution or removal of any of the Mortgaged Property shall not result in any abatement or diminution of the Indebtedness secured by this Mortgage. The Mortgagor shall pay all costs incurred or damages resulting from any sale, demolition, substitution or removal of any property pursuant to the provisions of this Mortgage.

                  12. FURTHER ASSURANCES. The Mortgagor shall, at its expense, promptly and duly execute, acknowledge and deliver to the Mortgagee such further documents, instruments, financing and similar statements and assurances and take such further action as may from time to time be reasonably required or requested by the Mortgagee in order to more effectively carry out the intent and purposes of this Mortgage and the Agreement issued thereunder and other instruments contemplated thereby or hereby. The Mortgagor shall deliver to the Mortgagee copies of all material documents, notices and other communications received by it relating to the Mortgaged Property. The Mortgagee, upon reasonable notice, may enter upon and inspect the Mortgaged Property at all reasonable times.

                  13. TAXES, ATTORNEYS' FEES, EXPENSES. The Mortgagor shall maintain the Mortgaged Property, pay all lawful taxes,

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assessments and charges thereon and pay any reasonable attorneys' fees and expenses required pursuant to the Agreement, all as more particularly provided below. Mortgagor shall reimburse and hold harmless the Mortgagee for and on account of all excise taxes, sales and use taxes, documentary stamp taxes and other similar taxes or impositions (including any penalties and interest for failure to pay such taxes or impositions) levied against the Mortgagee with respect to this Mortgage and the Agreement, or the amounts payable by the Mortgagor hereunder or thereunder or any assignment of the rights of any such persons. This provision shall survive payment in full of the Indebtedness and termination of this Mortgage.

                  14. MAINTENANCE AND REPAIR. The Mortgagor agrees that until payment of the Indebtedness due and payable shall have been made, it will, at its own expense, keep or cause to be kept the Mortgaged Property (i) in safe operating condition and (ii) in good repair and in good operating condition and make from time to time all necessary repairs thereto and renewals and replacements thereof. The Mortgagor shall not permit or suffer others to commit a nuisance in or about the Mortgaged Property or itself commit a nuisance in connection with its use or occupancy thereof.

                  15. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Mortgagor shall pay or cause to be paid, as the same shall become due, all fees, taxes, charges, assessments and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Mortgagor with respect to the Mortgaged Property or any portion thereof or with respect to the original issuance of the Bonds, including without limiting the generality of the foregoing, any taxes levied against the Mortgagor upon or with respect to the income or profits of the Mortgagor from the Project, and including all ad valorem taxes lawfully assessed upon the Mortgaged Property, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Mortgaged Property, all assessments and charges lawfully made by any governmental body against the Mortgagor for or on account of the Mortgaged Property; provided, however, that nothing in this Section 15 shall require the payment thereof, so long as the validity thereof shall be contested in good faith by the Mortgagor by appropriate legal proceedings in accordance with the terms set forth below; and further provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Mortgagor shall be obligated to pay only such installments as are required to be paid during the term hereof.

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                  The Mortgagor represents and warrants that, as of the date of execution of this Mortgage, there exists no lien, charge or encumbrance other than the Permitted Encumbrances, upon the Mortgaged Property, prior to the security interest of the Mortgagee. Except as otherwise permitted by the provisions of this Mortgage, the Mortgagor will not create or suffer to be created any lien, encumbrance or charge upon the Mortgaged Property, other than the Permitted Encumbrances, and subject to the provisions of this section relating to permitted contests, the Mortgagor will satisfy or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) days after the Mortgagor is notified or becomes aware of the same, all lawful claims and demands for labor, materials, supplies or other items which, if not satisfied, might by law become a lien upon the Mortgaged Property. If any such lien shall be filed or asserted against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied the Mortgagor shall, subject to the provisions of this section relating to permitted contests, within thirty (30) days after the Mortgagor receives notice of the filing thereof or the assertion thereof, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Mortgagor by contest, payment, deposit, bond, order of court or otherwise.

                  The Mortgagor shall not be required to pay any tax, charge, assessment or imposition referred to in this section so long as the Mortgagor shall contest or there shall be contested on the Mortgagor's behalf , in good faith and at the Mortgagor's own cost and expense, the amount or validity thereof, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture, or loss of the Mortgaged Property or any part thereof or interest therein, to satisfy the same; provided, that no such contest shall subject the Mortgagee to the risk of any liability. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Mortgagor to settle any such contest), and in any event the Mortgagor will save the Mortgagee harmless against all losses, judgments, decrees and costs (including attorneys' fees and expenses in connection therewith) and will, promptly after the final determination of such contest or settlement thereof, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith. The Mortgagor shall give the Mortgagee prompt written notice of any such contest.

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                  If the Mortgagee shall notify the Mortgagor that, in
Mortgagee's determination (which may be based upon advice of counsel), by nonpayment of any of the foregoing items, the Mortgaged Property, or any substantial part thereof, will be materially endangered, subjected to imminent loss or forfeiture or the obligations of the Mortgagor under this Mortgage or the Agreement shall be materially impaired, then the Mortgagor shall promptly pay all such unpaid items or otherwise cause them to be satisfied and discharged and not be liens or encumbrances upon the Mortgaged Property.

                  The Mortgagor shall furnish the Mortgagee, upon request, with proof of payment of any taxes, governmental charges, insurance premiums or other charges required to be paid by the Mortgagor under this Mortgage.

                  16. CASUALTY INSURANCE. The Mortgagor shall during the term of this Mortgage keep the Mortgaged Property continuously insured against such risks as are customarily insured against in connection with the operation of similar facilities of like size, type and location, paying as the same become due and payable all premiums with respect thereto. Such insurance shall include, without intending to limit the foregoing: (a) "all risk" hazard insurance (including builder's risk), on a non-reporting completed value basis with the Mortgagee named as loss payee, in an amount sufficient to preclude any co-insurance; (b) insurance against damage by fire and other casualty on a non-reporting basis with a uniform standard extended coverage endorsement on a repair or replacement basis in an amount not less than one hundred percent (100%) of the then actual cost of replacement (excluding costs of replacing excavations and foundations, but without deduction for depreciation) of the Mortgaged Property; (c) general comprehensive liability insurance, with the Mortgagee named as an additional insured, against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (such coverage to include provisions waiving subrogation against the Mortgagee) in amounts not less than $1 million with respect to bodily injury to any one person, $2 million with respect to bodily injury to two or more persons in any one accident and $1 million with respect to property damage resulting from any one occurrence; and (d) if the Mortgaged Property, or any portion thereof, is located in a flood-prone or flood hazard area as described in the Flood Disaster Protection Act of 1973, flood insurance in the maximum amount available required by Florida and/or law. Each insurance policy required by this section (i) shall be issued or written by such insurer (or insurers) selected by the Mortgagor as is financially responsible, and is authorized to do business in the State of

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Florida, (ii) shall be in such form and with such provisions (including, without limitation and where applicable, New York standard mortgage and loss payable clauses payable to the Mortgagee, waiver of subrogation clauses, provisions relieving the insurer of liability to the extent of minor claims and designation of the named insureds) as are generally considered standard for the type of insurance involved and (iii) shall prohibit cancellation or substantial modification without at least thirty (30) days prior written notice to the Mortgagee. All insurance policies carried pursuant to the foregoing shall name the Mortgagee as a party insured thereunder as the interest of such party may appear, and proceeds thereunder shall be made payable and shall be applied as provided in paragraph 17 below. A certificate of, or copies of each such policy shall be filed with the Mortgagee.

                  The Mortgagor shall pay all premiums and charges for the maintenance and renewal of the insurance and shall furnish the Mortgagee with receipts and proofs thereof before the expiration thereof, without notice or demand from each Mortgagee. If the Mortgagor fails to do so, then the Mortgagee, without waiving the option to foreclose or exercise any other remedy hereunder, may, after written notice to the Mortgagor, (but shall not be required to) obtain such insurance for the protection of the Mortgagee, and any expenses reasonably incurred by the Mortgagee in so doing shall become part of the Indebtedness secured hereby, shall become immediately due and payable, and shall bear interest at the maximum lawful rate. In the event of foreclosure of this Mortgage or transfer of the Mortgaged Property in full or partial satisfaction of the Indebtedness secured hereby, all interest of the Mortgagor in the policy or policies of insurance (including any claim to proceeds attributable to losses theretofore occurring but not yet paid to Mortgagor) shall pass to the purchaser, grantee or transferee, subject, however, to the terms and provisions of this Mortgage. Any insurance policy shall contain a provision requiring thirty (30) days written notice of cancellation prior to such cancellation.

                  The Mortgagor shall provide to its insurers all reports or notices of change in value of the Mortgaged Property so as to maintain the insurance coverage required by the terms of this Section 16.

                  17. INSURANCE PROCEEDS AND CONDEMNATION AWARDS. If, prior to the payment in full or satisfaction of the Indebtedness (or provisions for payment thereof having been made in accordance with the provisions hereof and of the Agreement) the Mortgaged Property, or any part or component thereof, shall be damaged, lost

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or destroyed, by whatever cause, except as provided in paragraphs 8 and 9 hereof, or if any public authority or entity, in the exercise of its power of eminent domain, takes or damages the Mortgaged Property, or any part or component thereof, there shall be no abatement or reduction in the amounts payable by the Mortgagor under the Agreement, or the Indebtedness payable under this Mortgage, and all of the insurance proceeds (whether payable from the policies of insurance described in paragraph 16 above or from other policies of insurance carried by the Mortgagor or third parties), and any award or compensation resulting from such taking or damage by condemnation shall be applied to the repair, rebuilding, replacement or restoration of the Project or, at the Mortgagor's election and with the prior written approval of the Mortgagee, the redemption of Bonds.

                  All such replacements, repairs, rebuilding or restorations so made, whether or not requiring the expenditure of the Mortgagor's own funds, shall automatically become part of the Project and subject to the lien of this Mortgage without the necessity of filing any further documents or instruments.

                  This Mortgage extends to and shall encumber any insurance proceeds payable on account of the Mortgaged Property and any judgments, awards, damages and settlements hereafter rendered or paid and resulting from condemnation proceedings with respect to the Mortgaged Property, or any portion thereof, or the taking of the Mortgaged Property, or any portion thereof, under the power of eminent domain.

                  18. NOTICES OF DAMAGE, ETC. In case of any material damage to or destruction of all or any part of the Mortgaged Property, or notice of a default (or alleged default) under the Lease Agreement or any event which would materially adversely affect Mortgagor's rights in the Mortgaged Property, the Mortgagor shall give prompt written notice thereof to the Mortgagee. In case of a taking or proposed taking of all or any part of the Mortgaged Property or any right therein by eminent domain, the party upon which notice of such taking is served shall give prompt notice to the other parties to this Mortgage. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.

                  19. NON-DISTURBANCE. From the date hereof and throughout the term of this Mortgage, the parties hereto agree that, so long as the Mortgagor is not in default hereunder, the Mortgagor shall possess, occupy, use, enjoy and operate the Mortgaged Property. Such possession, occupation, use, enjoyment

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and operation of the Mortgaged Property shall be exclusive and the Mortgagee agrees that, so long as no Event of Default has occurred, it will permit no other use of the Project by anyone other than the Mortgagor during the term of this Mortgage without the written consent of the Mortgagor.

                  20. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (a) a default by the Mortgagor in the due and punctual payment of any amounts payable by virtue of the Agreement or this Mortgage after the expiration of all grace or cure periods, if any; or

                  (b) a default or event of default under or with respect to any other loan agreement, line of credit agreement or any other type of credit extension document between the Mortgagee and the Mortgagor shall occur and continue thereunder beyond any grace period granted thereunder; or

                  (c) a default in the performance or observance of any other of the covenants agreements or conditions on the part of the Mortgagor contained in this Mortgage or the Agreement; provided, however, that no Event of Default shall be deemed to have occurred under this subsection
         (c) if, in the reasonable opinion of the Mortgagee, corrective action has been instituted by the Mortgagor and is being diligently pursued; provided, however, that the additional period for pursuit of such corrective action shall in no event exceed thirty (30) days; or

                  (d) this Mortgage shall cease to be first priority mortgage and/or security agreement (subject only to Permitted Encumbrances) or shall be invalid or unenforceable in any material respect.

                  21. REMEDIES. Upon the occurrence of any Event of Default, THEN AND THEREUPON, the Mortgagee may do any one or more of the following at its election:

                           (1) Declare all Indebtedness and other amounts payable under the Agreement for the remainder of the term of this Mortgage to be immediately due and payable, whereupon the same shall immediately become due and

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         payable.

                           (2) Foreclose on this Mortgage, enter into possession of the Mortgaged Property or any part thereof without notice or demand and sell or lease the Mortgaged Property or any part thereof for the account of the Mortgagor, holding the Mortgagor liable for the difference between the amounts received and the amounts payable by the Mortgagor.

                           (3) Collect and apply to the Indebtedness all rents and profits from the Mortgaged Property.

                           (4) Take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Agreement or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

                           (5) Apply, on motion to any court of competent jurisdiction, for the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of and operate the Mortgaged Property; to collect the rents, issues, profits and income therefrom; to make all necessary and needed repairs to the Mortgaged Property; to pay all taxes and assessments against the Mortgaged Property and insurance premiums for insurance thereon; and after the payment of the expense of the receivership, including reasonable attorney's fees to the Mortgagee's attorney, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply the net proceeds derived therefrom in reduction of the Indebtedness secured hereby or in such manner as such court shall direct. The appointment of such receiver shall be a matter of strict right to the Mortgagee, regardless of the value of the security for the Indebtedness secured hereby or of the solvency of any party bound for the payment of such indebtedness. All expenses, fees and compensation incurred pursuant to a receivership approved by any such court shall be secured by the lien of this Mortgage until paid. The receiver and the receiver's agents shall be entitled to enter upon and take possession of any and all of the Mortgaged Property, together with any and all business assets used in conjunction therewith or thereon, or any part or parts thereof, and operate and conduct such business or businesses to the same extent and in the same manner as any owner of such property might lawfully do. The receiver, personally or through his agents, may exclude any parties entitled thereto pursuant to the Agreement wholly from the Mortgaged Property, and have, hold, use, operate, manage and control the same and each and every part thereof, and may, in the name of the Mortgagor exercise all of the Mortgagor's rights and powers and maintain, restore, insure and keep insured, the Mortgaged Property as the receiver may deem judicious. Such receivership shall, at the option of the Mortgagee, continue until full payment of all sums secured hereby, or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage.

                           (6) Take or exercise all rights and remedies granted a secured party by the Florida Uniform Commercial Code.

                  22. RIGHTS CUMULATIVE AND CONTINUING. The rights of the Mortgagee granted and arising under this Mortgage, the Agreement or any other instrument or agreement existing between the Mortgagor and the Mortgagee shall be separate, distinct, and cumulative of other powers and rights herein granted and of all other rights which the Mortgagee may have in law or equity, and the exercise of any one or more of them shall not be construed as an election to proceed under any one provision herein, or under the Agreement, or under any such other instrument or agreement, to the exclusion of any other provisions, or an election of remedies to the bar of any other remedy allowed in law or equity. No waiver of any obligation hereunder or of any obligation secured hereby shall at any time thereafter be held to be a waiver of the terms hereof or of the terms of any other instrument or agreement. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or acquiescence therein. Every right, power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. Each and every right, power and remedy shall be in addition to any other right, power or remedy given hereunder or now or hereafter existing at law or in equity or by Statute.

                  23. CURING OF DEFAULTS BY MORTGAGEE. The Mortgagee shall, after giving notice to the other parties to this Mortgage, have the right to pay, or cause to be paid, any sums required to be paid and to take, or cause to be taken, any other action deemed by the Mortgagee to be necessary or convenient to cure any Event of Default of the Mortgagor under the Agreement or hereunder. Any and all sums expended or expenses incurred by the Mortgagee in so curing an Event of Default shall become immediately due and payable by the Mortgagor to the Mortgagee and, together with interest from date of disbursement, shall be secured by the lien of this Mortgage. The Mortgagee shall be subrogated to the interest of any lien holder paid out of sums secured by this Mortgage. No payment by the Mortgagee under this section or any other provisions contained herein or in the Agreement shall be deemed to cure or waive any default or Event of Default.

                  24. APPLICATION OF MONEYS. Anything in this Mortgage to the contrary notwithstanding, the moneys realized by the Mortgagee in the enforcement of this Mortgage shall be applied as follows:

                  First: To the payment of the reasonable costs and expenses of any enforcement of this Mortgage or the Indebtedness, including any sale of the Mortgaged Property, including reasonable compensation to the Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under the Agreement or this Mortgage, including reasonable attorneys' fees and expenses and reasonable fees for paralegal services and expert witnesses through any appeal and any bankruptcy or insolvency proceedings, together with all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                  Second: To the Mortgagee to be applied to the payment of the amounts due, owing or unpaid under the Agreement, and any late charges thereon.

                  Third: To the payment of any other Indebtedness, including sums required to be paid by the Mortgagor pursuant to any provision of the Agreement or this Mortgage.

                  Fourth: To the payment of the surplus, if any, to whosoever may be lawfully entitled to receive the same.

                  25. NOTICE. Every provision for notice and demand or request hereunder shall be deemed fulfilled by written notice and demand or request if the same is mailed by depositing it in any United States post office station or letter box, enclosed in a postpaid envelope registered or certified mail, return receipt requested, addressed as provided below and shall be deemed effective when received: if to the Mortgagor, at the Mortgagor's Address, if to the Mortgagee, at the Mortgagee's Address.

                  The Mortgagor and the Mortgagee may, by notice given hereunder, designate any further or different addresses from time to time.

                  26. SEVERABILITY. If any provision of this Mortgage or the Agreement or of any other instrument or agreement existing between the Mortgagor and the Mortgagee, shall to any extent be finally found by a court of competent jurisdiction to be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances nor any other instrument referred to herein, shall be affected thereby, but instead shall be enforced to the maximum extent permitted in law or equity.

                  27. MODIFICATIONS. The rights of the Mortgagee may not be changed, waived, discharged or terminated orally, but only by an instrument in writing executed by the Mortgagor and the Mortgagee. Any agreement hereafter made by the Mortgagee and Mortgagor relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance affecting the Mortgaged Property.

                  28. NO ILLEGAL INTEREST TO BE CHARGED. All agreements between the Mortgagor and the Mortgagee under this Mortgage or the Agreement are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Mortgagee or its successors or assigns for the use, forbearance or detention of the money to be advanced to the Mortgagor exceed the highest rate permissible under law applicable thereto by a court of competent jurisdiction. If, from any circumstances whatever, fulfillment of any provisions of this Mortgage or the Agreement or of any other agreement existing between the Mortgagor and the Mortgagee, at the time performance of such provision shall be due, shall involve payment of interest at a rate which exceeds the highest lawful rate as so determined, then IPSO FACTO the obligation to be fulfilled shall be reduced to such highest lawful rate. If from any circumstances whatsoever, the Mortgagee or its successors or assigns shall ever receive interest, the amount of which would exceed such highest lawful rate, the portion thereof which would be excessive interest shall be reimbursed to the Mortgagor by the party receiving such excess, together with interest on such excess at the highest lawful rate of interest (or 25% if there is then no maximum lawful rate). Provided, however, that nothing contained herein or in the Agreement shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under this Mortgage or the Agreement secured hereby or under any other agreement existing among the Mortgagor and the Mortgagee, where no such defense exists at law, as for example, where corporations are barred from asserting the defense of usury or in a case wherein no limit exists upon the rate of interest which may be charged.

                  29. HEADINGS. Caption headings are for convenience of reference only and in no way limit the scope or intent of any provision or section of this Mortgage.

                  30. SUCCESSORS AND ASSIGNS. All covenants and stipulations in these presents contained shall bind the successors and assigns of the Mortgagor and the Mortgagee and shall inure to the benefit of and be available to the successors (including any substitute letter of credit) and assigns of the Mortgagor and the Mortgagee.

                  31. GOVERNING LAW. The terms and provisions of this Mortgage are to be governed by the laws of the State of Florida.

                  32. COUNTERPARTS. This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

                  33. OTHER TERMS. The Agreement prohibits or restricts, among other things, the transfer, lease, further encumbrance or other disposition of the Mortgaged Property, which provisions are incorporated herein by reference.

                  34. GREATER ESTATE. In the event the Mortgagor is the owner of a leasehold estate with respect to any portion of the Mortgaged Property and, prior to the satisfaction of the Indebtedness and the cancellation of this Mortgage of record, the Mortgagor obtains a fee estate in such portion of the Mortgaged Property, then, such fee estate shall automatically, and without further action of any kind on the part of the Mortgagor, be and become subject to the security lien of this Mortgage.

                  35. WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON,

OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES CARRYING OUT THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the Mortgagor has duly signed, sealed and executed this document as of the date first above stated.

                                              EXACTECH, INC., a Florida
                                               corporation
   (SEAL)

                                              By:______________________________
                                              Name: TIMOTHY J. SEESE
                                              Title: PRESIDENT AND CHIEF
                                               OPERATING OFFICER
ATTEST:                                       Address: 4613 NW 6TH STREET
                                               GAINESVILLE, FL  32609-1781

By:________________________
Name: BETTY PETTY
Title: SECRETARY
Address: 4613 NW 6TH STREET
GAINESVILLE, FL 32609-1781


STATE OF FLORIDA

COUNTY OF ALACHUA

                  The foregoing instrument was acknowledged before me this _____ day of November, 1997, by Timothy J. Seese and Betty Petty, as President and Chief Operating Officer and Secretary, respectively, of Exactech, Inc., a Florida corporation, on behalf of the corporation. They are personally known to me or have produced a drivers license as identification.

(SEAL)

                                     ___________________________________________
                                     Printed/Typed Name:________________________
                                     Notary Public-State of Florida
                                     Commission Number:

                                   EXHIBIT "A"

                                     PROJECT

         Construction and equipping of a manufacturing facility located on a 7.5 acre tract of land for the manufacture of orthopedic implants.

                                   EXHIBIT "B"

                                  PROJECT SITE

                                   EXHIBIT "C"

                             PERMITTED ENCUMBRANCES

          (All references to public records of Alachua County, Florida)


1. Easement granted to City of Gainesville, dated December 3, 1974, filed December 17, 1974 in Official Records Book 920, at Page 58.

2. Declaration of Restrictive Covenants, Reservations, Conditions and Easements of Northwood Commercial Park, which creates easements and establishes private charges or assessments filed October 20, 1975, in Official Records Book 969, at Page 620, as amended and supplemented in Official Records Book 1279, at Page 625, Official Records Book 1334, at Page 886, Official Records Book 1380, at Page 699 and Official Records Book 1462, at Page 323, and as affected by the conveyance of ingress and egress easements to the City of Gainesville by Deed filed in Official Records Book 2102, at Page 1507.

3. Easement granted to N.W. Inc., dated April 21, 1980, filed April 23, 1980 in Official Records Book 1274, at Page 434.

4. Easement granted to Turkey Creek, Inc., dated October 21, 1981, filed October 23, 1981 in Official Records Book 1378, at Page 655.

5. Resolutions of the Board of County Commissioners of Alachua County filed in Official Records Book 1929, at Page 839 and Official Records Book 2078, at Page 1999.

6. Easement granted to City of Gainesville, dated September 9, 1997, filed September 22, 1997, in Official Records Book 2132, at Page 963.